Exhibit 3

IRREVOCABLE PROXY AND POWER OF ATTORNEY

Effective immediately upon the earlier of the consummation of (i) the initial public offering of Pagaya Technologies Ltd. (the “Company”), or (ii) a merger, business combination or similar transaction by the Company with a special purpose acquisition company (“SPAC”) whereby the transaction results in a class of the equity securities of the surviving entity being listed on a national securities exchange (such date, the “Effective Date”), the undersigned, a shareholder the Company and Trustee (as defined below) of the Azure Sea Trust (the “Trust”), created pursuant to the Trust Agreement made as of the 28th day of December, 2020 (as may be amended, modified or supplemented from time to time, the “Trust Agreement”), between Gal Krubiner and Hamilton Trust Company of South Dakota LLC (the “Trustee”), hereby irrevocably appoints GAL KRUBINER, of c/o Pagaya Technologies Ltd., 90 Park Avenue, New York, NY 10016, as the undersigned’s proxy (“Gal Krubiner”) to represent the undersigned and to vote (or direct the vote) in the undersigned’s name and on its behalf at all annual or special meetings of the shareholders of the Company (including class meetings), to sign on the undersigned’s behalf any written consents of shareholders of the Company, and at every adjournment or postponement thereof, and to receive all notices with respect to the above, with respect to the number of shares of all classes of the Company or any other instruments exercisable into shares of the Company in any manner or exchangeable for, or convertible into, such shares of the Company registered in the undersigned’s name at any time and from time to time (collectively, the “Shares”), all in Gal Krubiner’s sole and absolute discretion. Upon the Effective Date, any and all voting rights the undersigned may have with respect to the Shares shall be exercised exclusively by this Irrevocable Proxy and Power of Attorney.

The undersigned, effective immediately upon the Effective Date, irrevocably authorizes and grants a power of attorney to Gal Krubiner, in respect of any Shares, to exercise every right, power and authority with respect to the Shares and to sign in the undersigned’s name and on the undersigned’s behalf any agreement, document, waiver and/or instrument, and any affidavit or approval with respect to the Shares or to the rights which they represent in the Company in as much as Gal Krubiner shall deem it necessary or desirable to do so in Gal Krubiner’s sole and absolute discretion. The undersigned, hereby further undertakes to cooperate with Gal Krubiner, and to sign, if so requested by Gal Krubiner any additional document and/or instrument which Gal Krubiner might, from time to time, consider necessary or desirable in order to perform this Irrevocable Proxy and Power of Attorney. The undersigned expressly acknowledges and agrees that the undersigned will not impede the exercise of Gal Krubiner’s rights under the Irrevocable Proxy and Power of Attorney.

This Irrevocable Proxy and Power of Attorney may be terminated only by Gal Krubiner upon the date set forth in a signed written notice delivered to the Trustee by Gal Krubiner of his resolution to terminate the Irrevocable Proxy and Power of Attorney with respect to those Shares specifically identified by Gal Krubiner in such notice, or upon the termination of the Trust, and shall be irrevocable until such time. The expiration of this Irrevocable Proxy and Power of Attorney shall in no manner effect the validity of any action taken hereunder or of any agreement, document, instrument, affidavit or approval which has been signed or given as aforesaid prior to the termination hereof and in accordance herewith.

The proxy granted hereby: (i) is a special proxy and power of attorney coupled with an interest and is irrevocable; (ii) shall survive the bankruptcy, death, adjudication of incompetence or insanity or dissolution of the Trustee and its transferees, (iii) shall survive the transfer of the Shares, until duly replaced by a similar Proxy executed by the Trustee; and (iv) is perpetual except that it shall terminate upon signed written notice delivered to the Trustee by Gal Krubiner as described above.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy and Power of Attorney on the 16 day of June, 2022.

Hamilton Trust Company of South Dakota LLC, as Trustee of the Azure Sea Trust

Signature:	/s/ Shannon Walker
Name:	Shannon Walker
Title:	Trust Officer

ACKNOWLEDGED:	/s/ Gal Krubiner
Gal Krubiner, Investment Advisor